Exhibit 99.1

Local Bounti Announces Full Year 2021 Results

Transformative acquisition of Pete’s will immediately open distribution to approximately 10,000 retail doors

Full year 2021 gross margin of 32%

Provides full year 2022 sales guidance of at least $20 million, including partial year contribution from anticipated Pete’s acquisition

HAMILTON, MT – March 15, 2022 – Local Bounti Corporation (NYSE: LOCL, LOCL WS) (“Local Bounti” or the “Company”), a breakthrough U.S. indoor agriculture company combining the best aspects of vertical and greenhouse growing technologies, today announced its full year 2021 results and provided sales guidance for full year 2022.

Craig Hurlbert, Co-CEO of Local Bounti stated, “Today, we announced entering into definitive agreements for the transformative acquisition of Pete’s in conjunction with our full year 2021 financial results. While we are pleased with the operational milestones that we’ve reached in our short time since the closing of our Business Combination – including gross margin of 32% for 2021 – there’s no question that this anticipated acquisition represents a step change in what Local Bounti can achieve in the near-term. Our two companies are extremely synergistic – we bring our innovative Stack and Flow TechnologyTM and Pete’s brings a large customer base and a long track record of sound operational execution. Together, we believe we will be able to create a powerful business that will drive scaled profitable growth. We continue to be guided by our determination to bring financial leadership to the controlled environment agriculture industry through a laser-focused approach to unit economics. With an established national distribution foundation in place with Pete’s, we are thrilled to bring our fresh, healthy, and local produce to consumers across America.”

Full Year 2021 Financial Summary

•	Business combination completed on November 19, 2021 with Leo Holdings III Corp, creating a leading publicly traded sustainable AgTech company focused on delivering industry leading unit economics.

•	Drove sales growth of 678% to $638 thousand in 2021, as compared to $82 thousand in the prior year period

•	Generated gross profit of $206 thousand in 2021, representing a positive gross margin of 32%, as compared to a negative gross margin of 11% in the prior year period

•

Net loss of $56.1 million in 2021 including approximately $8.3 million of non-comparable expenses associated with the Company’s business combination with Leo Holdings III Corp in the fourth quarter of 2021, as well as $17.9 million in stock-based compensation, $11.4 million in other income and expense items, and $0.7 million of depreciation; net loss was $8.4 million in the prior year period

•	Adjusted EBITDA* loss of $17.8 million in 2021, as compared to a loss of $4.3 million in the prior year period

*	See reconciliation of the non-GAAP measures at the end of the press release.

Recent Development – Announced Anticipated Acquisition of Pete’s

Today, in a separate press release, Local Bounti announced that it entered into a definitive agreement to acquire California-based complementary indoor farming company Hollandia Produce Group, Inc., which operates under the name Pete’s, for total consideration of $122.5 million, subject to customary adjustments (the “Transaction”). The Transaction is immediately accretive, supported by Pete’s strong financial track-record, generating an estimated $22.7 million of revenue in 2021, historical gross margins of greater than 45% over the past five years, and positive EBITDA from its two operational farms in California. After completing their Georgia facility in the second quarter, Pete’s expects to achieve initial run-rate revenue of at least $30 million at full production, excluding the expected future positive impact from additional capacity due to incorporating Local Bounti’s Stack and Flow TechnologyTM at all three of Pete’s farms. Additionally, the Transaction offers significant operational synergies and the Company expects to achieve estimated 10% saving on Local Bounti’s existing cost of goods sold from raw materials and packaging in the first full year of operation.

Pete’s is a California-based indoor farming company with three greenhouse growing facilities, including two operating facilities in California and one under construction in Georgia which is scheduled to begin operations in the second quarter of 2022. Pete’s has distribution to approximately 10,000 retail locations across 35 U.S. states and Canadian provinces, primarily through direct relationships with blue-chip retail customers including Albertsons, Kroger, Target, Walmart, as well as Whole Foods and AmazonFresh. Its primary products include living butter lettuce – for which it is a leading provider with an approximate 80 percent share of the CEA market within the Western U.S. – as well as packaged salad and cress. Pete’s has been in operation for over 50 years, while focusing the last 25 years in leafy greens, and has long-standing relationships with the majority of its customers.

Consideration will be comprised of $92.5 million in cash, expected to be provided pursuant to Local Bounti’s existing lending facility with Cargill, and the remaining $30 million of consideration payable in shares of Local Bounti common stock. The Transaction is expected to close in the second quarter of 2022, subject to certain closing conditions.

Montana Farm Operational Progress

The Company successfully added seven additional greenhouses to its Hamilton, MT farm at the end of September 2021, bringing its total producing greenhouses to twelve. During the fourth quarter, those greenhouses became operational and have since been fully planted. With the additional capacity in place, the farm is producing commercial produce in approximately half of the facility, with the balance focused on research and development, to include new products, technology and systems designs. The additional capacity is expected to drive improved gross margin rates in the future.

Importantly, the Company continues to exceed its expectations for crop cycle improvement for its commercial head lettuce, which as of December 31, 2021 was 17 turns annually compared to 9 turns achieved in 2020, representing an 88% improvement. Importantly, this performance already exceeds the Company’s long-term assumptions that were previously reported and performance within its trials are generating further gains.

Commercial Farm Expansion Update

The Company is assessing its pipeline of future farm locations to maximize Pete’s national distribution footprint. Key considerations include meeting known demand from key existing customers within the network, as well as optimizing freight routes to ensure that transportation is optimized to limit cost while enhancing customer service with consistent delivery schedules. Given these considerations and the transformational nature of the anticipated Pete’s acquisition, the Company paused its construction of the Pasco, WA farm to ensure that its design is fully optimized to drive best-in-class unit economics and that synergies with Pete’s existing growing systems are considered prior to continuing construction. The Company remains committed to the build-out of the Pasco, WA farm and has completed site preparations, as well as obtained the necessary local and state permits to resume construction of the facility once the Company completes its planning.

Balance Sheet and Liquidity

The Company ended the year with cash and cash equivalents of $96.7 million, and $183.7 million in total availability on its credit facilities. As previously disclosed, management intends to preserve its cash and utilize a combination of debt and equity to finance its acquisition of Pete’s. In conjunction with the anticipated Pete’s acquisition, the Company amended its credit agreement with Cargill to utilize the facility for use in the Transaction.

Financial Outlook

Management is providing select financial guidance, on a proforma basis including contribution of Pete’s assuming the closing of the Transaction in the second quarter of 2022. The Company estimates consolidated full year 2022 sales guidance of at least $20 million, including partial year contribution from anticipated Pete’s acquisition.

Conference Call

The Company will host a conference call with members of the Local Bounti and Pete’s executive management team. The conference call is scheduled to begin at 8:30 a.m. ET on Tuesday, March 15, 2022. To participate on the live call, listeners in North America may dial (877) 514-3623 and international listeners may dial (201) 689-8768.

In addition, the call will be broadcast live via webcast, hosted at the “Investors” section of the Company’s website at localbounti.com and will be archived online.

About Local Bounti

Local Bounti is a premier controlled environment agriculture (CEA) company redefining conversion efficiency and environmental, social and governance (ESG) standards for indoor agriculture. Local Bounti operates an advanced indoor growing facility in Hamilton, Montana, within a few hours’ drive of its retail and food service partners. Reaching retail shelves in record time post-harvest, Local Bounti produce is superior in taste and quality compared to traditional field-grown greens. Local Bounti’s USDA Harmonized Good Agricultural Practices (GAP Plus+) and non-genetically modified organisms (GMO) produce is sustainably grown using proprietary technology 365 days a year, free of pesticides and herbicides, and using 90% less land and 90% less water than conventional outdoor farming methods. With a mission to ‘bring our farm to your kitchen in the fewest food miles possible,’ Local Bounti is disrupting the cultivation and delivery of produce. Local Bounti is also committed to making meaningful connections and giving back to each of the communities it serves. To find out more, visit localbounti.com or follow the Company on LinkedIn for the latest news and developments.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “believe,” expect,” “estimate,” “project,” “intend,” “should,” “is to be,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: statements regarding the transaction between Local Bounti and Pete’s, including any statements regarding the expected benefits of the transaction (including anticipated synergies, projected financial information and future opportunities), expected closing timing for the Transaction, demand for produce offerings and SKUs and any other statements regarding Local Bounti’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the effects of disruption to Local Bounti’s businesses as a result of the Transaction; the impact of transaction costs on Local Bounti’s quarterly 2022 and full year 2022 financial results; Local Bounti’s ability to retain Pete’s customers following the consummation of the Transaction; Local Bounti’s ability to achieve the anticipated benefits from the Transaction; the uncertainty of water supply (and related uncertainty for certain water rights) for Pete’s facilities located in California; Local Bounti’s ability to effectively integrate the acquired operations into its own operations; the ability of Local Bounti to retain and hire key personnel; the uncertainty of projected financial information; the diversion of management time on Transaction-related issues; Local Bounti’s increased leverage as a result of additional indebtedness incurred in connection with the Transaction; restrictions contained in the Company’s debt facility agreements with Cargill; Local Bounti’s ability to repay, refinance, restructure and/or extend its indebtedness as it comes due; and unknown liabilities that may be assumed in the Transaction. Other important factors that could cause actual results to differ materially from those in the forward-looking statements include: Local Bounti’s ability to generate revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms, or at all; Local Bounti’s ability to build out additional facilities; reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti’s ability to decrease its cost of goods sold over time; potential for damage to or problems with Local Bounti’s CEA facilities; Local Bounti’s ability to attract and retain qualified employees; Local Bounti’s ability to develop and maintain its brand or brands it may acquire; Local Bounti’s ability to maintain its company culture or focus on its vision as it grows; Local Bounti’s ability to execute on its growth strategy; the risks of diseases and pests destroying crops; Local Bounti’s ability to compete successfully in the highly competitive natural food market; Local Bounti’s ability to defend itself against intellectual property infringement claims; changes in consumer preferences, perception and spending habits in the food industry; seasonality; Local Bounti’s ability to achieve its sustainability goals; and other risks and uncertainties indicated from time to time, including those under “Risk Factors” and “Forward-Looking Statements” in Local Bounti’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the SEC) on November 24, 2021, as supplemented by Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and other reports and documents Local Bounti files from time to time with the SEC. Local Bounti cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date hereof. Local Bounti does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Information

This press release contains references to Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin and Adjusted Selling, General and Administrative Expense of Local Bounti, which are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA as net loss attributable to Local Bounti before the impact of interest income or expense, provision for income taxes, depreciation and amortization, and adjusted to exclude convertible notes fair value adjustment, debt extinguishment expense, stock-based compensation expense, business combination transaction costs, and certain other non-core items. The Company defines and calculates Adjusted Gross Profit as gross profit excluding depreciation. The Company defines and calculates Adjusted Gross Profit Margin as Adjusted Gross Profit as a percent of sales. The Company defines and calculates Adjusted Selling, General and Administrative Expense as selling, general and administrative expense excluding depreciation, stock-based compensation expense and business combination transaction costs.

These non-GAAP financial measures are provided to enhance the user’s understanding of our prospects for the future and the historical performance for the context of the investor. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods the Company uses to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the attached financial supplement for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the twelve months ended December 31, 2021 and 2020.

Contact:

Kathleen Valiasek, Chief Financial Officer

Local Bounti

investors@localbounti.com

LOCAL BOUNTI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$96,661	$45
Restricted cash and cash equivalents	4,416	—
Accounts receivable, net of allowance	110	11
Accounts receivable - related party	8	322
Inventory, net of allowance	922	243
Prepaid expenses and other current assets	3,391	7

Total current assets	105,508	628
Property and equipment, net	37,405	8,423
Other assets	1,017	51

Total assets	$143,930	$9,102

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$1,912	$176
Accrued liabilities	16,048	1,294
Accrued liabilities - related party	8	833
Share settlement note	—	50

Total current liabilities	17,968	2,353
Long-term debt	11,199	104
Financing obligation	13,070	9,216
Other liabilities	10	—

Total liabilities	42,247	11,673

Commitments and contingencies

Stockholders’ equity (deficit)
Common stock, 0.0001 par value, 400,000,000 shares authorized, 86,344,881 and 58,481,424 issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	9	1
Additional paid-in capital	169,916	9,577
Accumulated deficit	(68,242)	(12,149)

Total stockholders’ equity (deficit)	101,683	(2,571)

Total liabilities and stockholders’ equity (deficit)	$143,930	$9,102

LOCAL BOUNTI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Year Ended December 31,
	2021	2020
Sales	$638	$82
Cost of goods sold	432	91

Gross profit	206	(9)
Operating expenses:
Research and development	3,425	1,079
Selling, general and administrative	41,498	6,834

Total operating expenses	44,923	7,913

Loss from operations	(44,717)	(7,922)
Other income (expense):
Management fee income	79	35
Convertible Notes fair value adjustment	(5,067)	—
Debt extinguishment expense	(1,485)	—
Interest expense, net	(5,133)	(522)
Other income and expense	230	—

Loss before income taxes	(56,093)	(8,409)
Income tax expense	—	—

Net loss	$(56,093)	$(8,409)

Net loss applicable to common stockholders per basic common share:
Basic and diluted	$(1.06)	$(0.17)

Weighted average common shares outstanding:
Basic and diluted	52,888,268	49,676,523

LOCAL BOUNTI CORPORATION

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(in thousands)

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Year Ended December 31,
	2021	2020
Net loss	$(56,093)	$(8,409)
Interest expense, net	5,133	522
Depreciation	684	287
Management fee income	(79)	(35)
Other income and expense	(230)	—
Convertible Notes fair value adjustment	5,067	—
Debt extinguishment expense	1,485	—
Stock-based compensation expense	17,895	3,295
Business Combination transaction costs	8,353	—

Adjusted EBITDA	$(17,785)	$(4,340)

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT AND ADJUSTED GROSS PROFIT MARGIN

	Year Ended December 31,
	2021	2020
Sales	$638	$82
Cost of goods sold	432	91

Gross profit	206	(9)
Depreciation	66	69

Adjusted gross profit	$272	$60

Adjusted gross margin %	43%	73%

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

	Year Ended December 31,
	2021	2020
Selling, general and administrative	$41,498	$6,834
Depreciation	(90)	—
Stock-based compensation	(17,895)	(3,295)
Business Combination transaction costs	(8,353)	—

Adjusted selling, general and administrative	$15,160	$3,539